                                                                    EXHIBIT 10.1

                              SETTLEMENT AGREEMENT

                  This SETTLEMENT AGREEMENT (this "AGREEMENT"), dated as of February 19, 2004, by and between Youbet.com, Inc., a Delaware corporation ("YOUBET") and ODS Technologies, L.P. d/b/a TVG Network, a Delaware limited partnership ("TVG") and, solely for the purposes of Section 2.2(a), Charles F. Champion ("CHAMPION").

                                   WITNESSETH:

                  WHEREAS, on September 5, 2003, TVG commenced the Chancery Action by filing a Verified Complaint for Injunctive Relief seeking injunctive relief and damages in connection with Youbet's attempt to obtain stockholder approval for the Proposed Amendments.

                  WHEREAS, on September 8, 2003 TVG commenced the Arbitration Proceeding by filing a Demand for Arbitration seeking, among other things, injunctive relief, declaratory relief and damages on the grounds that (i) Youbet's actions in proceeding with the Proposed Amendments breached certain provisions of the Warrant Issuance Agreement and the TVG Warrant, and (ii) Youbet's failure to adjust the Exercise Price of the TVG Warrant as a result of the Rice-Voelker Transaction breached the terms of the TVG Warrant.

                  WHEREAS, the parties hereto desire to settle the claims and disputes between them relating to the Chancery Action and the Arbitration Proceeding.

                  NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

            AGREEMENTS CONCERNING THE TVG WARRANT; SETTLEMENT PAYMENT

         SECTION 1.1 ADJUSTMENT TO THE EXERCISE PRICE. TVG and Youbet acknowledge and agree that as a result of the Rice-Voelker Transaction and the Other Shares, and in accordance with Section 7 of the TVG Warrant, the Exercise Price of the TVG Warrant shall be reduced to $36,500,000. TVG and Youbet further acknowledge and agree that such reduction in the Exercise Price of the TVG Warrant as a result of the Rice-Voelker Transaction and the Other Shares shall not limit in any manner the application of Section 7 of the TVG Warrant to any other issuance of securities or other transactions to which Section 7 would otherwise apply, including any issuance or transaction occurring prior to, on, or after the date hereof.

         SECTION 1.2 EARLY TERMINATION SHARE ISSUANCE. If at any time prior to 5:00 p.m. (Pacific Time) on April 1, 2004 TVG provides notice (the "WARRANT TERMINATION NOTICE") to Youbet in accordance with Section 5.7 that it does not intend to exercise the TVG Warrant, then (i) effective upon receipt of the Warrant Termination Notice and tender of the original TVG Warrant to Youbet, the TVG Warrant shall terminate and shall no longer be exercisable, and (ii) Youbet shall issue to TVG 1,000,000 shares of Youbet Common Stock (the "TERMINATION SHARES"). Not later than the third Business Day following the date Youbet receives the Warrant Termination Notice, Youbet shall deliver (or cause Youbet's transfer agent to deliver) a certificate to TVG evidencing the Termination Shares, registered in the name of TVG. The Termination Shares, upon issuance to TVG, shall be deemed "Registrable Securities" under Section 4.06 of the Warrant Issuance Agreement, and the Warrant Issuance Agreement shall be deemed amended hereby, MUTATIS MUTANDIS, to provide that the provisions of such Section 4.06 shall thereafter apply in all respects to the Termination Shares.

         SECTION 1.3 SETTLEMENT PAYMENT. Youbet shall pay to TVG an amount equal to $725,000 (the "SETTLEMENT AMOUNT") as reimbursement for legal fees and expenses incurred by TVG in connection with the Chancery Action and the Arbitration Proceeding. The Settlement Payment shall be paid as follows:

                  (i) Not later than three (3) Business Days following the date of this Agreement, Youbet shall issue (or cause its transfer agent to issue) to TVG a certificate, registered in the name of TVG, evidencing 124,144 shares of Youbet Common Stock (the "INITIAL SETTLEMENT PAYMENT").

                  (ii) Promptly after the date of this Agreement, Youbet shall file a claim (the "D&O CLAIM"), and use its best efforts to secure recovery, under its existing Directors' and Officers' liability insurance policy, for an amount equal to 50% of the Settlement Amount (the "REMAINING SETTLEMENT AMOUNT"). All proceeds recovered by Youbet in respect of such claim prior to July 1, 2004 shall be paid to TVG in cash within five (5) days of Youbet's receipt of such proceeds and shall be credited against Youbet's payment obligation to TVG in respect of the Settlement Amount. To the extent that TVG has not received the full amount of the Remaining Settlement Amount from Youbet by July 1, 2004, Youbet shall pay to TVG an amount equal to the difference between (A) the Remaining Settlement Amount, and (B) the aggregate amount of proceeds recovered by Youbet in respect of the D&O Claim and actually paid to TVG prior to July 1, 2004 (such difference being referred herein to as the "REMAINING SETTLEMENT PAYMENT"). The Remaining Settlement Payment, if any, shall be paid by Youbet to TVG on July 2, 2004 in cash, or, at the option of Youbet, in a number of shares of Youbet Common Stock equal to the quotient obtained by dividing (x) the Remaining Settlement Payment, by (y) the average closing sale price of a share of Youbet Common Stock on the Nasdaq SmallCap Market during the twenty trading days ending on July 1, 2004. All of the shares of Youbet Common Stock issued to TVG in respect of the Initial Settlement Payment, and any shares that may be issued to TVG in respect of the Remaining Settlement Payment, shall, upon issuance, be deemed "Registrable Securities" under Section 4.06 of the Warrant Issuance Agreement, and such Warrant Issuance Agreement shall be deemed amended hereby, MUTATIS MUTANDIS, to provide that the provisions of such Section
4.06 shall apply in all respects to such shares of Youbet Common Stock.

                  (iii) The Exercise Price of the TVG Warrant shall not be adjusted as a result of any payment of all or a portion of the Settlement Amount through the issuance of shares of Youbet Common Stock.

         SECTION 1.4 STANDSTILL. TVG covenants and agrees that during the period from the date of this Agreement to April 1, 2004, (i) it will not exercise the TVG Warrant, or transfer the TVG Warrant to any Person (as hereinafter defined), including any "Permitted Transferee" (as defined in the TVG Warrant), and (ii) that it will discuss in good faith with Youbet a possible arrangement or transaction involving their respective advance deposit wagering operations; PROVIDED, HOWEVER, nothing contained in this Section 1.4 shall require TVG to enter into any such arrangement or transaction, or restrict or otherwise limit the ability of TVG to at any time enter into a transaction with any other Person relating to its advance deposit wagering operations.

         SECTION 1.5 SHARE NUMBERS; RECAPITALIZATION, EXCHANGES, ETC. The share numbers, per share amounts and other amounts set forth in this Agreement shall be appropriately adjusted to reflect any stock splits, reverse splits, stock dividends and other similar events affecting the Youbet Common Stock. The provisions of this Agreement shall apply to the full extent set forth herein, and shall be revised as necessary in a manner designed to effect the intentions of this Agreement, with respect to (a) the Termination Shares and any shares of Youbet Common Stock issued in respect of the Settlement Amount, (b) any and all securities into which such Termination Shares or shares of Youbet Common Stock issued in respect of the Settlement Amount are converted, exchanged or substituted in any recapitalization or other capital reorganization by Youbet and (c) any and all securities of Youbet or any successor or assign or acquiror of Youbet (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in conversion of, in exchange for or in substitution of, such securities of Youbet.

                                    ARTICLE 2

                                    COVENANTS

         SECTION 2.1 CERTAIN RESTRICTIONS. (a) Until the earliest to occur of
(i) the expiration of the TVG Warrant, (ii) the earlier termination of the TVG Warrant in accordance with Section 1.2 hereof, and (iii) if the TVG Warrant is exercised, the date Youbet issues to the Holder (as defined in the TVG Warrant) of the TVG Warrant the Warrant Shares (as defined in the TVG Warrant), Youbet covenants and agrees that it will not:

                  (A) make or permit any change or amendments to the Youbet Charter or Youbet Bylaws, or initiate, propose or otherwise solicit Youbet's stockholders for the approval of any change to the Youbet Charter or Youbet Bylaws, other than the changes incorporated into the form of Bylaws attached hereto as Exhibit A;

                  (B) provide, or enter into any contract, agreement or arrangement that provides, or amend, modify or change any existing contract, agreement or arrangement to provide, that the existence or occurrence of a Change of Control (as hereinafter defined) with respect to Youbet or any of its subsidiaries would (with or without due notice or lapse of time or both) give rise to any right of prepayment or repayment or to increased payments under, or give rise to or accelerate any material obligation under, any contract, agreement or arrangement to which Youbet or any of its subsidiaries or any of their respective assets, are or become subject or bound; and

                  (C) except as specifically contemplated by this Agreement, enter into any new agreement or amend any existing agreement with any officer or director of Youbet (or, any Affiliate or Associate of any officer or director of Youbet), that would substantially change the economic terms or the duration of any agreement with such officer or director existing on the date hereof; or;

                  (D) take any action that in any way could adversely affect TVG's interest in the TVG Warrant or the shares of Youbet Common Stock issuable upon exercise thereof, including without limitation, any action that imposes or may impose any limitation on the ability of TVG to appoint a majority of the members of Youbet's board of directors immediately after the exercise of the TVG Warrant by TVG.

         (b) Youbet covenants and agrees to immediately withdraw the Proposed Amendments and the Revised Proxy Statement.

         SECTION 2.2 SEVERANCE AGREEMENTS. (a) Youbet and Champion agree that effective upon the execution and delivery of this Agreement, that certain Supplement to Employment Agreement, dated as of August 27, 2003, between TVG and Champion, shall terminate in each and every respect, with no further liability or obligation (including any contingent obligation) thereunder on the part of either party . Each of Youbet and Champion represents and warrants to TVG that no other Contract exists which provides that the existence of a Change of Control with respect to Youbet or any of its subsidiaries would (with or without due notice or lapse of time or both) give rise to or accelerate any severance, retention, retirement, bonus or other payment or benefit to Champion other than the issuance to Champion of options to purchase 750,000 shares of Youbet Common Stock at a per share exercise price equal to the fair market value of a share of Youbet Common Stock on the date of grant (which will be within 10 days of the date of a Change of Control).

         (b) Youbet represents and warrants to TVG that (i) Exhibits B, C, and D contain true and complete copies each Amended Supplement, (ii) Exhibits E and F contain true and complete copies of each Amended Severance Agreement, and (iii) each Amended Supplement and Amended Severance Agreement (A) has been duly authorized by all necessary corporate action on the part of Youbet, (B) has been duly executed and delivered by Youbet, and (C) upon execution and delivery of this Agreement, will be a valid and binding obligation of Youbet, enforceable against Youbet (and, to the knowledge of Youbet, each Group 1 Executive) in accordance with its terms. Youbet further represents and warrants to TVG that, except for the Amended Supplements and Amended Severance Agreements, no other Contract exists which provides that the existence of a Change of Control of Youbet or any of its subsidiaries would (with or without due notice or lapse of time or both) give rise to or accelerate any severance, retention, retirement, bonus or other payment or benefit to any Group 1 Executive.

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF YOUBET. Youbet represents and warrants to TVG as follows:

                  (a) Youbet is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as now conducted and to own its assets. Youbet has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

                  (b) The board of directors of Youbet has approved the execution and delivery of this Agreement. This Agreement has been duly executed and delivered by Youbet, and constitutes the legal, valid and binding obligation of Youbet, enforceable against Youbet in accordance with its terms.

                  (c) The execution and delivery by Youbet of this Agreement does not, and the performance by Youbet of its obligations hereunder and the consummation of the transactions contemplated hereby will not:

                           (i) conflict with or violate the Youbet Charter or
Youbet Bylaws;

                           (ii) require any consent, approval, order or
authorization of or other action by any Governmental Agency or Authority (as hereinafter defined) or any registration, qualification, declaration or filing with or notice to any Governmental Agency or Authority in each case on the part of or with respect to Youbet;

                           (iii) require, on the part of Youbet, any consent by
or approval (including any approval of the stockholders of Youbet) or authorization of or notice to any other Person, whether under any license or other Contract or otherwise, which has not been obtained;

                           (iv) conflict with or result in any violation or
breach of or default (with or without notice or lapse of time, or both) under, or create any rights of termination, cancellation or acceleration in any Person under any material Contract to which Youbet is a party (any such conflict, violation, breach or default, a "VIOLATION"); or

                           (v) result in a Violation of, under or pursuant to
any Law or Judgment (each as defined below) applicable to Youbet or by which it, or any of its material assets are bound or affected.

                  (d) Each of (i) the Termination Shares, (ii) the shares of Youbet Common Stock issued pursuant to Section 1.3(i) in respect of the Initial Settlement Payment, and (iii) the shares of Youbet Common Stock, if any, issued pursuant to Section 1.3(ii) in respect of the Remaining Settlement Payment shall, when issued in accordance with this Agreement, be duly and validly issued and fully paid and non-assessable, and no stockholder of Youbet will have any preemptive right of subscription or purchase in respect thereof, and will be free and clear of any Liens or Restrictions whatsoever (other than restrictions on transfer under federal or state securities laws).

                  (e) Since May 18, 2001, Youbet has not issued or sold any shares of Youbet Common Stock or securities exchangeable or exercisable for, or convertible into, shares of Youbet Common Stock for consideration of less than $2.50 per share, other than (i) shares of Youbet Common Stock issued upon exercise of options and warrants listed on Schedule 2.03 of the Warrant Issuance Agreement, (ii) warrants to purchase an aggregate of 200,000 shares of Youbet Common Stock issued on March 21, 2002 to corporations controlled by David M. Marshall and Lawrence Lucas; (iii) warrants issued in connection with the Rice-Voelker Transaction, (iv) stock options issued pursuant to the Youbet 1998 Stock Option Plan which remain outstanding and unexercised on the date hereof, and (v) the securities listed on Schedule 1.1.

         SECTION 3.2 REPRESENTATIONS AND WARRANTIES OF TVG. TVG represents and warrants to Youbet as follows:

                  (a) TVG is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power to carry on its business as now conducted and to own its assets. TVG has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

                  (b) The General Partner of TVG has approved the execution and delivery of this Agreement. This Agreement has been duly executed and delivered by TVG and constitutes the legal, valid and binding obligation of TVG, enforceable against TVG in accordance with its terms.

                  (c) The execution and delivery by TVG of this Agreement does not, and the performance by TVG of its obligations hereunder and the consummation of the transactions contemplated hereby will not:

                           (i) conflict with or violate TVG's Certificate of
Limited Partnership or Agreement of Limited Partnership;

                           (ii) require any consent, approval, order or
authorization of or other action by any Governmental Agency or Authority or any registration, qualification, declaration or filing with or notice to any Governmental Agency or Authority in each case on the part of or with respect to TVG;

                           (iii) require, on the part of TVG, any consent by or
approval (including any approval of the limited partners of TVG) or authorization of or notice to any other Person, whether under any license or other Contract or otherwise, which has not been obtained;

                           (iv) result in any Violation under any material
Contract to which TVG is a party; or

                           (v) result in a Violation of, under or pursuant to
any Law or Judgment applicable to TVG or by which it, or any of its material assets are bound or affected. ARTICLE 4

                  TERMINATION OF LITIGATION AND RELATED MATTERS

         SECTION 4.1 DISMISSAL OF LITIGATION. TVG and Youbet agree to immediately take all actions necessary to seek the dismissal of the Chancery Action and the Arbitration Proceeding with prejudice. In that connection, as promptly as practicable, TVG shall cause to be delivered (i) to the Court of Chancery of the State of Delaware a stipulation of dismissal concerning the Chancery Action substantially in the form attached hereto as Exhibit G and (ii) to the American Arbitration Association a stipulation of dismissal concerning the Arbitration Proceeding substantially in the form attached hereto as Exhibit
H. To the extent that any such dismissal may require entry of an order, the parties hereto shall use their best efforts to secure that order.

         SECTION 4.2 RELEASE OF CLAIMS. (a) TVG and its subsidiaries, parents, affiliates, predecessors, successors, officers, directors, agents, attorneys, employees and assigns (collectively, the "TVG PARTIES") hereby forever release, waive, acquit and discharge Youbet and its subsidiaries, affiliates, predecessors, successors, officers, directors, agents, attorneys, employees and assigns (collectively, the "YOUBET PARTIES") of and from all liabilities, claims, actions, causes of actions, suits, demands and damages arising from or related to (i) the actions taken by the Youbet Parties prior to the date of this Agreement to implement or adopt the Classified Board Provision or the Supermajority Voting Provision, and (ii) the adjustment to the Exercise Price of the TVG Warrant as a result of the Rice-Voelker Transaction and the Other Shares; PROVIDED, HOWEVER, that nothing contained in this Section 4.2(a) shall be construed to constitute a release or a covenant not to sue on the part of the TVG Parties with respect to any claims or causes of action any TVG Party may have against any of the Youbet Parties (A) relating to or arising out of the License and Content Agreement, dated May 18, 2001, between TVG and Youbet, (B) seeking an adjustment to the Exercise Price of the TVG Warrant in connection with any transaction or share issuance other than the Rice-Voelker Transaction or the Other Shares, (C) relating to or arising out of any Contract between Youbet and any of its officers or directors (including any Contract providing for severance, retirement, termination or retention payments); and (D) with respect to the enforcement or breach of this Agreement.

         (b) Each of the Youbet Parties hereby forever releases, waives, acquits and discharges each of the TVG Parties of and from all liabilities, claims, actions, causes of action, suits, demands and damages arising from or related to the Chancery Action, the Arbitration Proceeding or any of the matters alleged therein.

                                    ARTICLE 5

                                  MISCELLANEOUS

         SECTION 5.1 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, together with all Schedules and Exhibits hereto, constitute the entire understanding of the parties with respect to the transactions contemplated hereunder. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         SECTION 5.2 EXPENSES. Except as otherwise provided herein, TVG and Youbet shall each pay its own expenses incident to the negotiation, preparation, and carrying out of this Agreement, including all fees and expenses of its counsel for all activities of such counsel.

         SECTION 5.3 SURVIVAL. All representations, warranties and covenants shall survive the consummation of the transactions contemplated hereby.

         SECTION 5.4 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any manner the meaning or interpretation of this Agreement.

         SECTION 5.5 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, the remaining provisions shall remain in full force and effect.

         SECTION 5.6 COUNTERPARTS. This Agreement may be executed by facsimile and in multiple counterparts, all of which shall be considered one and the same instrument and shall become effective when all counterparts have been signed by each party hereto and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

         SECTION 5.7 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand or by a reputable national overnight delivery service, or mailed by registered or certified mail, return receipt requested, or sent via facsimile, with confirmation of receipt, to the parties at the following address or at such other address for a party as shall be specified by notice hereunder:

                           if to Youbet, to:

                           Youbet.com, Inc.
                           5901 DeSoto Avenue
                           Woodland Hills, California 91367
                           Attention:  Victor Gallo
                           Telephone:  (818) 688-2100
                           Facsimile No.:  (818) 688-2101

                           with a copy to:

                           Howrey Simon Arnold & White, LLP
                           1299 Pennsylvania Avenue, N.W.
                           Washington, D.C. 20004-2402
                           Attention:  Alan M. Fisch
                           Telephone:  (202) 783-0800
                           Facsimile No.:  (202) 383-6610

                           if to TVG, to:

                           TVG Network
                           6701 Center Drive West
                           Suite 160
                           Los Angeles, California 90045
                           Attention:  John Hindman
                           Telephone:  (310) 242-9520
                           Facsimile No.:  (310) 242-9521
                           with copies to:

                           Richards, Layton & Finger, P.A.
                           One Rodney Square
                           P.O. Box 551 Wilmington, Delaware 19899
                           Attention: Kevin G. Abrams
                                      J. Travis Laster
                           Telephone: (302) 651-7720
                           Facsimile: (302) 658-6548

                           and to:

                           Baker Botts L.L.P.
                           30 Rockefeller Plaza
                           New York, New York 10112
                           Attention:  Lee D. Charles
                           Telephone:  (212) 408-2500
                           Facsimile No.:  (212) 408-2501

Any such notice shall be deemed to have been given (a) upon actual delivery, if delivered by hand, (b) on the next Business Day following deposit of such notice, properly addressed with carriage prepaid, with a reputable national overnight delivery service, (c) on the third Business Day following deposit of such notice, properly addressed with postage prepaid, with the United States Postal Service if mailed by registered or certified mail, return receipt requested, or (d) upon sending such notice, if sent via facsimile, with confirmation of receipt.

         SECTION 5.8 SUCCESSORS AND ASSIGNS. This Agreement may not be assigned (either voluntarily or involuntarily) by any party hereto without the express written consent of the other party. Any attempted assignment in violation of this Section shall be void and ineffective for all purposes.

         SECTION 5.9 GOVERNING LAW AND VENUE; CONSENT TO JURISDICTION. This Agreement will be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of law principles thereof. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the Court of Chancery of the State of Delaware, so long as such court shall have subject matter jurisdiction over such suit, action or proceedings, or alternatively in any state or federal court located within the State of Delaware. The parties hereto irrevocably waive, to the fullest extent permitted by law, any objection that the parties may now or hereafter have to the personal jurisdiction of such court, the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process of such party as provided in Section 5.7 shall be deemed effective service of process on such party.

         SECTION 5.10 SPECIFIC ENFORCEMENT. The parties hereto agree that money damages would not be a sufficient remedy for any breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered in connection therewith, that the non-breaching parties would be irreparably damaged in the event any provision of this Agreement is not performed in accordance with its specific terms or were otherwise breached and that the non-breaching parties shall be entitled to equitable relief (including injunction and specific performance) in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction, as a remedy for any material breach or to prevent any material breach of this Agreement. Such remedies shall not be deemed to be exclusive remedies for a breach or anticipatory breach of this Agreement, but shall be in addition to all other remedies available at law or equity.

         SECTION 5.11 RULES OF CONSTRUCTION. The parties hereto acknowledge that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         SECTION 5.12 PRESS RELEASE AND ANNOUNCEMENTS. No party shall issue any press release or other public announcement relating to the subject matter of this Agreement or the transactions contemplated hereunder without prior approval of the other party, except that Youbet may issue the press release attached hereto as Exhibit I.

                                    ARTICLE 6

                                   DEFINITIONS

         SECTION 6.1 DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

                  AFFILIATE: As defined in Rule 12b-2 of the Securities Exchange Act of 1934.

                  AGREEMENT: This Settlement Agreement and the Schedules and Exhibits attached hereto.

                  AMENDED SEVERANCE AGREEMENT: The Amendments, each dated as of February 17, 2004, to the Severance Agreements, dated August 27, 2003, between Youbet and each of Arcelia Padilla and Michael Stark, in the forms set forth as Exhibits E and F

                  AMENDED SUPPLEMENTS: The Amendments, each dated as of February 17, 2004, to the Supplement to Employment Agreements, each dated as of August 27, 2003, between Youbet and each of Gary Sproule, Michael Veitch and Victor Gallo, in the form set forth as Exhibits B, C and D.

                  ARBITRATION PROCEEDING: The proceeding filed with the American Arbitration Association, captioned ODS TECHNOLOGIES, L.P. V. YOUBET.COM, INC., Case No. 14 168 01898 03. ----

                  ASSOCIATE: As defined in Rule 12b-2 of the Securities Exchange Act of 1934.

                  BENEFICIALLY OWN AND BENEFICIAL OWNERSHIP: With respect to any securities shall mean having beneficial ownership as determined pursuant to Rule 13d-3 under the Securities and Exchange Act of 1934 including pursuant to any agreement, arrangement or understanding, whether or not in writing.

                  BUSINESS DAY: Any day other than Saturday, Sunday or a day in which banks are required or permitted to close in New York, New York.

                  CHANCERY ACTION: The action in the Court of Chancery of the State of Delaware captioned ODS TECHNOLOGIES, L.P. V. DAVID M. MARSHALL, CHARLES
F. CHAMPION, GARY ADELSON, GUY CHIPPARONI, JAMES EDGAR, JOSEPH F. BARLETTA AND YOUBET.COM, INC., Civil Action No. 20527.

                  CHANGE OF CONTROL: Any (i) change in the direct or indirect record or beneficial ownership of any equity securities of Youbet, (ii) merger, consolidation, statutory share exchange or other similar transaction involving Youbet or any of its subsidiaries, or (iii) change in the composition of the board of directors of Youbet or any of Youbet's subsidiaries.

                  CLASSIFIED BOARD PROVISION: The proposed amendments to the Youbet Charter and Youbet Bylaws that would classify the Youbet Board.

                  CONTRACT: Any agreement, contract, license, indenture, lease, mortgage, license, plan, arrangement, commitment or instrument (whether written or oral).

                  D&O CLAIM:  As defined in Section 1.3.

                  EXERCISE PRICE:  As defined in the TVG Warrant.

                  GOVERNMENTAL AGENCY OR AUTHORITY: Any nation or government, any state, or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

                  GROUP 1 EXECUTIVES: Each of Gary W. Sproule, Michael J. Veitch, Victor Gallo, Michael Stark and Archie Padilla.

                  INITIAL SETTLEMENT PAYMENT:  As defined in Section 1.3.

                  JUDGMENT: Any judgment, writ, order or decree of or by any court, judge, justice or magistrate, including any bankruptcy court or judge, and any order of or by any other Governmental Agency or Authority.

                  LAW: The common law and any statute, ordinance, code or other law, rule, regulation, order, technical or other standard, requirement or procedure enacted, adopted, applied or followed by any Governmental Agency or Authority (including any court).

                  LIEN: Any mortgage, pledge, lien, encumbrance, charge, adverse claim or restriction of any kind affecting title or resulting in an encumbrance against property, real or personal, tangible or intangible, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any third party option or other agreement to sell and any filing of or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction).

                  LICENSE AGREEMENT:  As defined in Section 4.3.

                  OTHER SHARES: Those shares of Youbet common stock issued since May 18, 2001 for consideration of less than $2.50 per share upon exercise of certain stock options and warrants which are listed on Schedule 1.1 hereto, representing 508,435 shares in the aggregate.

                  PARTY; PARTIES: As the context requires, either or both of TVG or Youbet, collectively.

                  PERSON: Any individual, partnership, joint venture, corporation, company, trust, incorporated organization, Governmental Agency or Authority, business association or any other entity.

                  PROPOSED AMENDMENTS: The Classified Board Provision and the Supermajority Voting Provision.

                  REMAINING SETTLEMENT AMOUNT:  As defined in Section 1.3

                  REMAINING SETTLEMENT PAYMENT:  As defined in Section 1.3.

                  RESTRICTIONS: With respect to any capital stock or other security, any voting or other trust or agreement, option, warrant, escrow arrangement, proxy, buy-sell agreement, power of attorney or other Contract, arrangement or understanding, any Judgment or any Law (other than the Securities Act of 1933 and customary securities or "blue sky" laws of any jurisdiction restricting the transfer of securities) which, conditionally or unconditionally,
(i) grants to any Person the right to purchase or otherwise acquire, or obligates any Person to sell or otherwise dispose of or issue, or otherwise results or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may result in any Person acquiring, (x) any of such capital stock or other security; (y) any of the proceeds of, or any distributions paid or which are or may become payable with respect to, any of such capital stock or other security; or (z) any interest in such capital stock or other security or any such proceeds or distributions; (ii) restricts or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may restrict the transfer or voting of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any such capital stock or other security or any such proceeds or distributions; or
(iii) creates or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may create a Lien or purported Lien on such capital stock or other security, proceeds or distributions.

                  REVISED PROXY STATEMENT: The Revised Proxy Statement on
Schedule 14A filed by Youbet with the SEC on November 17, 2003.

                  RICE-VOELKER WARRANTS: Warrants to purchase an aggregate of 2,998,400 shares that Youbet repriced and extended in connection with the Rice-Voelker Transaction.

                  RICE-VOELKER TRANSACTION: The financing transaction effective February 18, 2003, in which Youbet issued $2 million in short term notes to investors.

                  SEC:  The U.S. Securities and Exchange Commission.

                  SETTLEMENT AMOUNT:  As defined in Section 1.3.

                  SUPERMAJORITY VOTING PROVISION: The proposed amendments to the Youbet Charter and Youbet Bylaws that would eliminate the power of the Youbet Board to amend the Youbet Bylaws and require the approval of 66 2/3% of Youbet's outstanding common stock for any future amendments to the Youbet Charter or Youbet Bylaws.

                  TERMINATION SHARES:  As defined in Section 1.2.

                  TVG PARTIES:  As defined in Section 4.3.

                  TVG WARRANT: The warrant dated September 20, 2001 issued by Youbet to TVG pursuant to the Warrant Issuance Agreement.

                  VIOLATION:  As defined in Section 3.1(c)(iv).

                  WARRANT ISSUANCE AGREEMENT: The Warrant Issuance Agreement, dated as of May 18, 2001, between TVG and Youbet.

                  WARRANT TERMINATION NOTICE:  As defined in Section 1.2.

                  YOUBET BOARD:  The board of directors of Youbet.

                  YOUBET BYLAWS:  The Bylaws of Youbet.

                  YOUBET CHARTER:  The certificate of incorporation of Youbet.

                  YOUBET COMMON STOCK: The common stock, par value $.001 per share, of Youbet.

                  YOUBET PARTIES:  As defined in Section 4.3.

         SECTION 6.2 TERMS GENERALLY. The definitions in SECTION 6.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "herein", "hereof" and "hereunder" and words of similar import refer to this Agreement (including the Exhibits and Schedules) in its entirety and not to any part hereof unless the context shall otherwise require. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless the context shall otherwise require, any references to any statute or regulation are to it as amended and supplemented. Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business day, then such action or notice shall be deferred until, or may be taken or given on, the next Business day.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first referred to above.

                                     YOUBET.COM, INC.


                                     By:  /S/ GARY SPROULE
                                          --------------------------------------
                                          Name:  Gary Sproule
                                          Title: Chief Financial Officer and
                                                   Secretary


                                     ODS TECHNOLOGIES, L.P.
                                     d/b/a TVG NETWORK


                                     By:  TVGuide, Inc., a General Partner


                                            By:  /S/ RYAN O'HARA
                                                --------------------------------
                                                Name:  Ryan O'Hara
                                                Title:  Chief Operating Officer



                  For purposes of Section 2.2(a) only:

                                            /S/ CHARLES F. CHAMPION
                                            ------------------------------------
                                            CHARLES F. CHAMPION

      The exhibits and schedules listed below have been omitted. A copy of the omitted exhibits and schedules will be furnished to the
             Securities and Exchange Commission upon their request.

                                    EXHIBITS
                                    --------

Exhibit A         Amended and Restated Bylaws of Youbet.com, Inc.

Exhibit B         Amendment, dated as of February 19, 2004, to that certain
                  Supplement to Employment Agreement, dated as of August 27,
                  2003, by and between Gary Sproule and Youbet.com, Inc.

Exhibit C         Amendment, dated as of February 19, 2004, to that certain
                  Supplement to Employment Agreement, dated as of August 27,
                  2003, by and between Michael Veitch and Youbet.com, Inc.

Exhibit D         Amendment, dated as of February 19, 2004, to that certain
                  Supplement to Employment Agreement, dated as of August 27,
                  2003, by and between Victor Gallo and Youbet.com, Inc.

Exhibit E         Amendment, dated as of February 19, 2004, to that certain
                  Severance Agreement, dated as of August 27, 2003, by and between Arcelia Padilla and Youbet.com, Inc.

Exhibit F         Amendment, dated as of February 19, 2004, to that certain
                  Severance Agreement, dated as of August 27, 2003, by and between Michael Stark and Youbet.com, Inc.

Exhibit G         Form of Stipulation of Dismissal to be filed with the Court of
                  Chancery of the State of Delaware

Exhibit H         Form of Stipulation of Dismissal to be filed with the American
                  Arbitration Association

Exhibit I         Form of Press Release

Schedule 1.1 Stock Options Granted and Exercised Since May 18, 2001 for Consideration of Less than $2.50